Exhibit 99.3

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS CERTIFICATES ISSUED BY

BANK OF FLORIDA CORPORATION

This Notice of Guaranteed Delivery (the “Notice”), or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus (the “Prospectus”) of Bank of Florida Corporation (the “Corporation”), if a holder of Subscription Rights cannot deliver the certificate evidencing the Subscription Rights (the “Rights Certificate”), to the Dealer Manager listed below (the “Dealer Manager”) before 5:00 p.m., Eastern Time, on April 16, 2010, (as such date may be extended, the “Expiration Date”). This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to the Dealer Manager and must be received by the Dealer Manager before 5:00 p.m., Eastern Time, on the Expiration Date.

Payment of the subscription price of $                 per share of Corporation common stock subscribed for pursuant to the exercise of Subscription Rights, including all shares subscribed for under the basic subscription privilege and any additional shares requested pursuant to the oversubscription opportunity, must be received by the Escrow Agent in the manner specified in the Prospectus before 5:00 p.m., Eastern Time, on the Expiration Date even if the Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the Guaranteed Delivery Procedures hereunder.

By Mail or Overnight Delivery:	By Facsimile Transmission:
Kendrick Pierce & Co.	(For Eligible Institutions Only)
511 W. Bay Street, Suite 300
Tampa, Florida 33606	1-813-251-3383

Telephone Number for Confirmation:

1-866-254-2265

Telephone Numbers for Information Agent:

Regan & Associates, Inc.

1-800-737-3426 (toll-free)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR

TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE

DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Rights Certificate representing Subscription Rights and that such Rights Certificate cannot be delivered to the Dealer Manager prior to the Expiration Date of the Rights Offering. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Rights Certificate: (i) to subscribe for shares of Corporation common stock under the basic subscription right and (ii) to request pursuant to the oversubscription opportunity to purchase additional shares of Corporation common stock, subject to the conditions and limitations described further in the Prospectus.

The undersigned understands that payment of the full subscription price of $                 per share of common stock subscribed for under the basic subscription right and pursuant to the oversubscription opportunity must be received by the Escrow Agent before 5:00 p.m., Eastern Time, on the Expiration Date, and represents that such payment, in the aggregate amount of $                , either (check appropriate box):

☐	Has been delivered separately to the Escrow Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Escrow Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Postal or express money order

Name of maker: ________________________________________

Date of check, draft or money order: _____________________

Check, draft or money order number: _____________________

Bank on which check is drawn or issuer of money order: ______________________

☐	Wire transfer of funds (only if approved in advance by the Escrow Agent)

Name of transferor institution: ________________________________

Date of transfer: ___________________________________________

Confirmation number (if available): ____________________________

Name(s)	Signature(s):	Address(es):	Telephone No.:

Rights Certificate Number:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Dealer Manager the Rights Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, by no later than three business days after the Expiration Date of the Rights Offering.

Dated:

(Address)	(Name of Firm)

(Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Dealer Manager and must deliver the Rights Certificate to the Dealer Manager within three business days following the Expiration Date of the Rights Offering as described in the Prospectus. Failure to do so could result in a financial loss to such institution.